UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2012

Cbeyond, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51588	59-3636526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Interstate North Parkway, Suite 500

Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(678) 424-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2012, the Company filed a current report on Form 8-K disclosing that Jonathan Crane and Marvin Wheeler had been elected as members of the Board of Directors of the Company. As of that date, Messrs. Crane and Wheeler had not been named to any committees of the Board of Directors. The Company is filing this amendment to the original Form 8-K to report that, on December 14, 2012, the Board of Directors of the Company appointed Messrs. Crane and Wheeler to the newly formed Technology and Innovation Committee of the Board of Directors.

The Board of Directors established the Technology and Innovation Committee on December 14, 2012 to review emerging technologies relevant to the Company; review the Company’s research, development, and product roadmap to ensure a suitable balance of innovation in the overall company strategy; and report to the Board of Directors on the status and health of the Company’s innovation and technology strategy. David Rogan, an existing member of the Board of Directors, will serve as Chairman of the Technology and Innovation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2012

CBEYOND, INC.

By:	/s/ J. Robert Fugate
Name:	J. Robert Fugate
Title:	Executive Vice President and Chief Financial Officer